SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 9134 (Amendment No.)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X] Preliminary Proxy Statement         [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6 (e) (2))
[_]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11 (c) or Section
     240.14a-12


                             BRIDGE BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In It Charter)


Payment of Filing Fee (Check the appropriate box):

[X]     No fee required.

[_]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

        (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

        (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

        (5) Total fee paid:

--------------------------------------------------------------------------------

[_]     Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1) Amount Previously Paid:
--------------------------------------------------------------------------------

        (2) Form, Schedule or Registration Statement No.:
--------------------------------------------------------------------------------

        (3) Filing Party:
--------------------------------------------------------------------------------

        (4) Date Filed:
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NOTES:

                              BRIDGE BANCORP, INC.
                              2200 Montauk Highway
                             Bridgehampton, NY 11932

                            NOTICE OF ANNUAL MEETING

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of Bridge Bancorp, Inc. (the "Company") will be held at The
Bridgehampton National Bank, 2200 Montauk Highway, Bridgehampton, New York, 11932 on Monday, April 19, 1999, at 3:30 p.m., for the purpose of considering and voting on the following matters:

1. The election of four directors to Class 1 of the Company's Board of Directors, each to hold office for a term of two years and until their successors are elected and qualified. The following four persons are the Board of Directors' nominees:

                  R. Timothy Maran
                  Walter A. Preische, Jr.
                  L. H. Strickland
                  Thomas J. Tobin

2. To consider and vote upon a proposal to approve the amendment of the Certificate of Incorporation, recommended by the Board of Directors of the Company, to increase the authorized number of shares of Common Stock, ("Common Stock"), from 6,500,000 with a par value of $5.00 per share to 20,000,000 with a par value of $0.01 per share for the purpose of providing the Company with added flexibility in pursuing its long-range business objectives.

3. The transaction of such other business as may properly come before the Annual Meeting or any adjournments thereof.

The Board of Directors believes that the election of the nominees listed in the attached proxy statement and the proposal to increase the authorized shares of common stock with an accompanying decrease in the par value of the stock is in the best interests of the Company and its stockholders and unanimously recommends a vote "For" the nominees and the proposal.

Only those shareholders of record at the close of business on March 1, 1999 shall be entitled to notice of and to vote at the Annual Meeting.

By order of the Board of Directors





Raymond Wesnofske
Chairman

Bridgehampton, New York
March 16, 1999

EACH SHAREHOLDER, WHETHER HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN THE ENCLOSED PROXY CARD AND RETURN SAME WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDERS MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. A PROXY MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE PERSONALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                            To Be Held April 19, 1999



SOLICITATION AND VOTING OF PROXIES

This Proxy Statement is being furnished to shareholders of Bridge Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Shareholders ("Annual Meeting") to be held at The Bridgehampton National Bank, 2200 Montauk Highway, Bridgehampton, New York 11932 on April 19, 1999 at 3:30 p.m. or any adjournments thereof. The 1998 Annual Report to Shareholders, including financial statements for the fiscal year ended December 31, 1998, accompanies this Proxy Statement.

Regardless of the number of shares of common stock owned, it is important that shareholders be represented by proxy or be present in person at the Annual Meeting. Shareholders are requested to vote by completing the enclosed proxy and returning it signed and dated in the enclosed postage-paid envelope. Shareholders should indicate their votes in the spaces provided on the proxy. Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the election of the nominees and FOR the proposal specified in this proxy statement.

The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

A proxy may be revoked at any time prior to its exercise by the filing of a written revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting, filing a revocation with the Secretary and voting in person.

The cost of solicitation of proxies in the form enclosed herewith will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may also be solicited personally or by telephone or facsimile by directors, officers and employees of the Company without additional compensation therefor.

This Proxy Statement and the accompanying Proxy are being mailed to shareholders on or about March 16, 1999.

VOTING SECURITIES

The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company ( the "Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting. The close of business on March 1, 1999 has been fixed by the Board of Directors as the record date ("Record Date") for the determination of shareholders entitled to notice of and to vote at this Annual Meeting or any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 4,249,047 shares.

BENEFICIAL OWNERSHIP

As of December 31, 1998, no person was known by the Board of Directors to be the beneficial owner of more than five percent of the Company's outstanding common stock.



ITEM 1: - ELECTION  OF  DIRECTORS  &  INFORMATION  WITH  RESPECT TO  DIRECTORS &
OFFICERS

The Bylaws of the Company provide that the Board of Directors shall consist of not less than five nor more than twenty-five shareholders, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Pursuant to this provision, the Board unanimously adopted a resolution setting the number of directors at eight. The Bylaws further provide that the directors shall be divided into two classes with a two year term of office for each class expiring at the end of consecutive years. Only Class 1 of the Board of Directors will be elected at this year's meeting.

The Board of Directors has nominated the four persons named in this Proxy Statement. Each of these nominees has consented to be named and to serve if elected, and the Board knows of no reason to believe that any nominee will decline or be unable to serve, if elected. In the event any nominee is unable to serve or for good cause will not serve, it is intended that the proxies which would have been voted for such nominee will be voted for a successor nominee to be designated by the Board of Directors.

REQUIRED VOTE

The approval by the affirmative votes of the holders of a plurality of the shares present, or represented, and entitled to vote is required to approve the election of directors.


The following information is provided with respect to each nominee for director and each present director whose term of office extends beyond the date of the Annual Meeting.

NOMINEES FOR DIRECTOR AND DIRECTORS CONTINUING IN OFFICE

                                                                                             Shares of Common Stock
                                                                                             of the Company
                                                                                             Beneficially Owned as of
                                                                                             December 31, 1998<F1>
                                                                                             ------------------------
                                        Principal Occupation             Director of the
Name and Age                            for Past Five Years               Company Since       No. of Shares       Percent
------------------------------------------------------------------------------------------------------------------------
Nominees for Director:
----------------------
Class 1 (term expiring  in 2001)

R. Timothy Maran                        President-Maran, DeBaun,              1980            71,863<F2>            1.7
Age 57                                  Cruise & Simonson
                                        Insurance Brokers

Walter A. Preische, Jr                  Certified Public Accountant;          1994            11,700<F3>            0.3
Age 63                                  Prior to October 5, 1998
                                        President-Markowitz, Preische
                                        & Stevens, P.C., Certified
                                        Public Accountants

L. H. Strickland                        Vice-Chairman of the Board            1970            13,900<F4>            0.3
Age 66                                  of the Company & the Bank;
                                        President & Director-Peter Lyle,
                                        Inc., Financial Services

Thomas J. Tobin                         President & Chief Executive           1986            56,580<F5>            1.3
Age 54                                  Officer of the Company &
                                        the Bank

Directors Continuing in Office:
-------------------------------
Class 2 (term expiring in 2000)

Thomas Halsey                           Owner-Holly Hill                      1969            47,255<F6>            1.1
Age 59                                  Nursery

Marcia Z. Hefter                        Partner-Esseks, Hefter                1988            19,988<F7>            0.5
Age 55                                  & Angel, Attorneys

Albert E. McCoy                         Vice-President-W.F. McCoy             1982           138,219<F8>            3.3
Age 64                                  Petroleum Products, Inc;
                                        President-McCoy Bus Co., Inc.

Raymond Wesnofske                       Chairman of the Board of              1970            98,082<F9>            2.3
Age 61                                  the Company & the Bank

                                      -3-


SHARES BENEFICIALLY OWNED BY OTHER EXECUTIVE OFFICERS AND ALL DIRECTORS AND
OFFICERS AS A GROUP

Name, Age and Position with Company                       No. of Shares                 Percent
-----------------------------------------------------------------------------------------------
Christopher Becker, Age 33                                  16,753<F10>                   0.4
         Executive Vice President of the
         Company and the Bank; Treasurer
         and Secretary of the Company;
         Chief Financial Officer of the Bank

Anthony Leone, Age 51                                       25,563<F11>                   0.6
         Prior to December 21, 1998
         Senior Vice President of the
         Company and the Bank; Secretary
         of the Company; Chief Banking
         Officer of the Bank

All 10 Director Nominees, Continuing
Directors and Executive Officers as a Group                499,903<F12>                  11.8





                                      NOTES

<F1> Beneficial ownership of shares, as determined in accordance with applicable
     Securities and Exchange Commission rules, includes shares as to which a person directly or indirectly has or shares voting power and/or investment power (which includes the power to dispose) and all shares which the person has a right to acquire within 60 days of the reporting date. Except as otherwise indicated, for all securities listed the director has sole voting and investment power.

<F2> Including  10,393 shares in the name of Cynthia H. Maran, Mr. Maran's wife,
     5,985 shares in the name of R. Timothy Maran, Jr., Mr. Maran's son; 14,436 shares in the name of J.C. Maran, R.T. Maran and T. Maran, Trustees under the will of R. Maran, deceased. Mr. Maran is a primary beneficiary of such trust and shares voting and investment powers under the trust; and 10,800 shares in the name of Meschutt Maran Agency, Inc., a corporation of which Mr. Maran is a minority shareholder and shares voting and investment powers.

<F3> Including 7,200 shares in the name of Markowitz,  Preische & Stevens, P.C.,
     Profit Sharing Plan. Mr. Preische is one of two trustees and shares voting and investment powers.

<F4> Including  10,000 shares in the name of Peter Lyle, Inc. for the benefit of
     L.H.   Strickland.   Mr.   Strickland  is  the  sole  shareholder  of  such
     corporation.

<F5> Including options to purchase 21,000 shares previously granted to Mr. Tobin under the Company's Equity Incentive Plan, 34,815 shares held in joint tenancy with his wife, Janet B. Tobin; 324 shares in the name of Janet Colleen Tobin, Mr. Tobin's daughter and 441 shares in the name of Patrick Thomas Tobin, Mr. Tobin's son.

<F6> Including  17,433  shares in the name of Dorothy E.  Halsey,  Mr.  Halsey's wife; 2,750 shares in the name of Adam T. Halsey, Mr. Halsey's son and 2,115 shares in the name of Jocelyn M. Halsey-Armuswicz, Mr. Halsey's daughter.

<F7> Including  7,020  shares in a retirement  trust for Robert J. Hefter,  Mrs.
     Hefter's husband; 2,250 shares in a retirement trust for Mrs. Hefter; 900 shares in the name of Jason Hefter, Mrs. Hefter's son; and 900 shares in the name of Michele Hefter, Mrs. Hefter's daughter.

<F8> Including 66,873 shares in the name of Margaret F. McCoy, Mr. McCoy's wife.

<F9> Including  27,864  shares in the name of Lynn  Wesnofske,  Mr.  Wesnofske's wife.

<F10>Including  options to  purchase  14,250  shares  previously  granted to Mr.
     Becker under the Company's Equity Incentive Plan

<F11>Including  options to  purchase  14,250  shares  previously  granted to Mr.
     Leone under the Company's Equity Incentive Plan, 465 shares in the name of Angela Leone, Mr. Leone's wife, 165 shares in the name of Anthony Leone, Jr., Mr. Leone's son, 150 shares in the name of Frank Leone, Mr. Leone's son, 150 shares in the name of Denise Leone, Mr. Leone's daughter, and 150 shares in the name of Alissa Leone, Mr. Leone's daughter.

<F12>Including  options to  purchase  49,500  shares  previously  granted to the named Executive Officers under the Company's Equity Incentive Plan

BOARD COMMITTEES

The Company's Board of Directors does not have a nominating committee (or a committee performing similar functions), but does have Audit and Personnel
Committees as follows:


                            Number of Meetings
Committee Members           Past Fiscal Year             Committee Functions
---------------------------------------------------------------------------------------------------
 Audit:
 Thomas E. Halsey                 4                      Monitor compliance with law and rules,
 Walter A. Preische, Jr.                                 review and make recommendations with
 L.H. Strickland                                         respect to reports of internal auditor and
                                                         independent certified public accountants.

 Personnel:
 Marcia Z. Hefter                 2                      Recommend salary increases, changes
 R. Timothy Maran                                        in employee benefits and management
 Thomas J. Tobin                                         changes.
 Raymond Wesnofske


The Board of Directors met 12 times during fiscal year ended  December 31, 1998.
Each of the directors of the Company attended at least 75% of the total number of meetings of the Board and committees thereof.

COMPENSATION OF DIRECTORS

All of the members of the Board of Directors of the Company also serve on the Board of the Bank. Directors of the Company are not compensated separately in any way for their services as members of the Board of Directors of the Company. The Board of Directors of the Bank currently holds 12 regular monthly meetings a year and such special meetings as deemed advisable to review significant matters. Each member of the Board of Directors, except Mr. Tobin, receives an annual fee of $5,000. The Chairman of the Board of Directors receives an additional $2,500 annually. All Directors are compensated $500 for each meeting of the Board of Directors. Directors who are members of the asset and liability committee, classification committee, audit committee and loan committee are compensated $300 per meeting. Directors are compensated $150 for all other committee meetings.

COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth information concerning compensation and compensatory awards received the last three years by the Chief Executive Officer and each other executive officer of the Bank whose cash compensation, including salary and bonus, exceeded $100,000 in 1998. The officers of the Company are not compensated separately in any way for their services.

                                                     SUMMARY COMPENSATION TABLE


                                                                                    Long-Term Compensation
                                       Annual Compensation                         Awards            Payouts
                           -------------------------------------------      ---------------------------------------

         (a)              (b)         (c)           (d)          (e)           (f)          (g)           (h)          (i)
                                                                Other                                                 All
                                                                Annual      Restricted    Options/                    Other
Name and                                                        Compen-        Stock       SARs<F4>        LTIP       Compen-
Principal Position         Year     Salary<F1>       Bonus      sation<F2>    Awards<F3>  (shares)       Payouts<F5>  sation<F6>
--------------------------------------------------------------------------------------------------------------------------------
Thomas J. Tobin            1998     $185,571      $ 36,500         0         $0            12,000          $0        $14,087
President & Chief          1997      178,783        43,750         0          3,355         9,000           0         14,750
Executive Officer of       1996      177,958        33,000         0          0               0             0         14,750
the Company and the
Bank

Christopher Becker         1998     $ 91,358      $ 16,600         0          0             7,500           0          2,520
Executive Vice             1997       82,992        18,750         0          0             6,750           0            862
President of the           1996       77,659        13,640         0          0               0             0          2,566
Company and the
Bank, Treasurer of the
Company and Chief
Financial Officer of the
Bank

Anthony Leone<F7>          1998     $112,842      $ 20,000         0          0             7,500           0          3,667
Senior Vice President      1997      105,996        23,950         0          2,928         6,750           0          3,718
of the Company and         1996      106,908        18,600         0          0               0             0          3,540
the Bank, Secretary of
the Company and
Chief Banking Officer
of the Bank


                                      -7-


NOTES TO SUMMARY COMPENSATION TABLE

<F1> Includes  salary  deferred at the election of the named  executive  officer
     (such as deferred salary under the Company's 401(k) Plan) and all directors' fees from the Bank, whether paid or deferred. Salary deferrals under the 401(k) Plan in 1998 were $ 10,000 for Mr. Tobin, $7,334 for Mr. Leone, and $5,040 for Mr. Becker, respectively.

<F2> The Company has no reportable "other annual compensation" as defined in the
     Securities and Exchange Commission rules.

<F3> Mr.  Tobin and Mr. Leone held no  restricted  stock as of year end December
     31, 1998.

<F4> Represents  total number of shares subject to options  granted to the named executive officers. No options granted to the named executive officers have been accompanied by stock appreciation rights ("SARs").

<F5> The Company has no "long-term incentive plans" as defined in the Securities and Exchange Commission rules.

<F6> Includes,  among other things,  any Company  contributions on behalf of the named executive officer to the 401(k) Plan and specified premiums paid by the Company on certain insurance arrangements on behalf of the executive officer. Listed amounts for 1998 include 401(k) Plan contributions by the Company on behalf of executive officers Tobin, Leone and Becker of $4,087, $3,667 and $2,520, respectively; and the following insurance premiums paid by the Company on behalf of Mr. Tobin: $6,496 in premiums paid on a supplemental retirement policy and $3,504 in premiums paid on a disability policy.

<F7> On January 23, 1999,  Mr. Leone  resigned,  effective  December 21, 1998 as
     Senior Vice President and Chief Banking Officer of the Bank and Senior Vice President and Secretary of the Company. Under the terms of the letter agreement dated January 8, 1999, Mr. Leone will receive monthly severance payments of $8,667 for the period January through August, 1999 and eight months of medical insurance premium totaling $4624. In return, Mr. Leone relinquished all other payments and benefits from the Company and the Bank except those related to his pension, 401K plan and outstanding stock options and executed a release in favor of the Company and the Bank.


The following table sets forth information concerning stock options granted for 1998 to the executive officers named in the Summary Compensation Table on Page
7.

                                          Options Grants/SARs in Last Fiscal Year
                                          ---------------------------------------


                           Number of             % of Total
                          Securities            Options/SARs           Exercise
                          Underlying             Granted to             or Base
                         Options/SARs           Employees in             Price         Expiration
Name                        Granted              Fiscal Year        (dollars/share)       Date
--------------------------------------------------------------------------------------------------
Thomas J. Tobin             12,000                  26.7%               $14.67           1/15/08

Christopher Becker           7,500                  16.7%               $14.67           1/15/08

Anthony Leone                7,500                  16.7%               $14.67           1/15/08<F1>


The following table sets forth information concerning all stock options that were either exercised in 1998 or held at year-end 1998 by the named executive officers in the Summary Compensation Table on Page 7.

                                 Aggregated Option/SARs Exercises in the Last Fiscal Year
                                              and Year-End Option/SARs Values
----------------------------------------------------------------------------------------------------------------
          (a)                  (b)                        (c)                  (d)                  (e)
                                                                           Number of       Value of Unexercised
                                                                           Unexercised         In-the -Money
                                                                        Options/SARs at       Options/SARs at
                                 Option Exercises in 1998               December 31, 1998   December 31,1998<F2>
                       Shares Acquired on                                 (Exercisable/        (Exercisable/
                            Exercise                Value Realized       Unexercisable)       Unexercisable)
Name                        (shares)                   (dollars)            (shares)             (dollars)
----------------------------------------------------------------------------------------------------------------
Thomas J. Tobin                 0                          0                E - 21,000            E-$277,440
                                                                            U - 0                 U - 0

Christopher Becker              0                          0                E - 14,250            E-$193,335
                                                                            U - 0                 U - 0

Anthony Leone                   0                          0                E - 14,250            E-$193,335
                                                                            U - 0                 U - 0

<F1> In light of Mr.  Leone's  resignation,  under the  applicable  terms of the option the normal expiration date set forth above was accelerated to March 21, 1999.

<F2> Calculated  based on the fair market value of the Company's Common Stock on
     December 31, 1998 ($24.50 per share) minus the exercise price.

                                      -9-

EMPLOYMENT CONTRACT AND CHANGE IN CONTROL AGREEMENTS

The Company and Mr. Tobin are parties to an employment agreement. In addition, the Company is a party to a Change in Control agreement with Mr. Becker.

Mr. Tobin has an employment agreement with the Company and the Bank pursuant to which he is employed in the position of President and Chief Executive Officer of both the Company and the Bank. The contract has a term of five years commencing January 1, 1998 until December 31, 2002 and is renewable for one additional year each subsequent January 1, during the term of the agreement. Under the agreement, in the event Mr. Tobin's employment is terminated following a change in control of the Company, he is entitled to receive a severance payment equal to 2.99 times the sum of his current base salary plus the amount of bonuses paid to him during the 12 months preceding the change in control. The agreement provides that Mr. Tobin shall not have any right to receive a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code.

The Change in Control agreement is effective upon any change in control of the Company and has a term of three years. Under the agreement, in the event Mr. Becker's employment is terminated following a change in control of the Company, he is entitled to receive a severance payment equal to 2.99 times the sum of his current base salary plus the amount of bonuses paid to him during the 12 months preceding the change in control. The agreement provides that Mr. Becker shall not have any right to receive a "parachute payment" within the meaning of
Section 280G of the Internal Revenue Code.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Personnel and Compensation Committee held two meetings in 1998 and presently consists of Raymond Wesnofske, Chairman of the Board, R. Timothy Maran, Marcia
Z. Hefter and Thomas J. Tobin. Mr. Tobin is the President and Chief Executive Officer of both the Company and the Bank.

REPORT OF THE COMPENSATION COMMITTEE

The Company's Personnel Committee serves as its Compensation Committee. It consists of three directors who are not employees as well as the President and Chief Executive Officer, Thomas J. Tobin. This Committee was established to review, at least annually, the salaries, benefits, and employment policies of the Bank and then make recommendations to the full Board. The Committee makes recommendations to the full Board of Directors concerning base salary levels and short term incentive compensation for executive officers. In addition, the Committee recommends for full Board ratification the grant of stock-based incentive compensation awarded to executive officers and senior management. The Committee is also responsible for recommending the execution of change in control agreements with executive officers and certain members of senior management.

General Policy
--------------

The Company's executive compensation policy is to provide an incentive for executive officers to achieve corporate goals and to reward executive officers when these goals are met. Central to the concept and design of executive compensation strategy is the paramount importance of long term shareholder interests and the need to align senior management with those interests.

Compensation levels for executive officers are established after consideration of corporate performance measures and executive compensation practices followed by the Company's industry peer group. Also, included in the deliberative process are personal factors such as commitment, leadership, management style, teamwork and community involvement.

The Committee obtains suggestions and advice from the CEO regarding appropriate or desired levels of compensation for executive officers and senior management. The Committee has access to all necessary Company financial reports, personnel records and other data. Committee members have regular contact with executive officers and senior management as a result of their service on the Board and other Board committees, giving members a direct basis upon which to evaluate the individual qualities and capabilities of the officers.

Historically the Company has used published executive compensation reports from nationally recognized accounting and financial institution consulting firms to provide guidance as to competitive executive officer and senior management compensation practices and pay levels. For each of the past two years, the Company retained a nationally recognized compensation consulting firm to analyze the executive officer and senior management compensation levels, by each of the three elements cited below and in total, and the Company's performance. A group of twenty-three to twenty-eight comparably sized and similarly profiled financial institutions was used for comparison purposes. The group selected for this comparison needs to be distinguished from the peer group used in the stock performance graph below. The companies included in this group may have changed slightly from year to year due to merger activity within the industry or other relevant factors. The Committee considered the results of this comparison and the consulting firm's corresponding recommendations in making compensation program recommendations to the Board of Directors.


The objective of the Company's executive officer and senior management compensation structure is to motivate these individuals to put forth maximum effort toward the achievement of specific corporate goals identified during the strategic planning process of the Board and management. To that end, the Committee has adopted a compensation strategy that seeks to provide competitive compensation opportunities that are strongly aligned to the financial and stock performance of the Company. Three compensation elements are used in support of the strategy: base salary, short term incentives and long term incentives.

Components of Compensation
--------------------------

Base Salary
-----------

Executive officer base salary levels are reviewed annually by the Committee and adjusted as appropriate. For the 1998 fiscal year the Company increased individual base salaries based upon the consideration of the competitive base salary review, strong Company performance and individual performance. The adjusted base salary levels are reflective of the individual responsibilities, experience and performance, as well as competitive marketplace conditions.

Short Term Incentive Program
----------------------------

The Company ties short term incentive bonuses to specific financial targets, specifically return on average equity and return on average assets. For the fiscal year ended 1998, the Company returned approximately 19.2% on average equity and approximately 1.51% on average assets, substantially meeting the goals defined by the Board and management in a three-year strategic plan. These ratios place the Company in the high performance tier, as defined by a prominent industry source, when compared to commercial banks in its peer group.

Long Term Stock Incentive Program
---------------------------------

The third and final component of the Company's compensation strategy is the 1996 Equity Incentive Plan, under which executive officers and senior management may be granted stock options offering them the possibility of future value, depending upon the long term appreciation of the Company's common stock.

In the case of individual executive officers, the Committee's decisions on stock incentive awards are based on evaluation of both the Company's performance, as measured against its own preestablished goals and against its peer group, and the individual's accomplishments. The Company's Equity Incentive Plan (the
Plan), approved by the shareholders at the 1995 annual meeting, is the instrument used to grant stock based incentive awards to executive officers and senior management.

Stock options under the Plan may be either so-called "incentive stock options," which bestow certain tax benefits on the optionee, or nonqualified stock options, not qualifying for such benefits. All options under the plan have an exercise price that is not less than the market value of the Company's common stock on the date of the grant.

Chief Executive Officer
-----------------------

In assessing appropriate types and amounts of compensation for the Chief Executive Officer, the Committee evaluates both corporate and individual performance. Corporate factors included in the evaluation are return on average stockholders' equity, return on average assets, levels and changes in nonperforming assets, the market price of the common stock and the Company's performance as compared to peer group institutions. Individual factors include the CEO's implementation of the Company's strategic goals, formation of an effective management team and various personal qualities, including leadership.

The foregoing report has been furnished by committee members:

Raymond Wesnofske, Chairman
R. Timothy Maran
Marcia Z. Hefter
Thomas J. Tobin

PERFORMANCE GRAPH

Pursuant to the regulations of the SEC, the graph below compares the performance of the Company with that of the total return for the NASDAQ stock market, United States and for all bank stocks with an asset size of $250,000,000 to $500,000,000 as reported by SNL Securities L.C. from December 31, 1993 through December 31, 1998. The graph assumes the reinvestment of dividends in additional shares of the same class of equity securities as those listed below.




                                     [Graph]



                                                                         PERIOD ENDING

Index                                     12/31/93     12/31/94     12/31/95     12/31/96     12/31/97     12/31/98
-------------------------------------------------------------------------------------------------------------------
Bridge Bancorp                             100.00       140.20       189.38       258.62       669.60       999.78
NASDAQ - Total US                          100.00        97.75       138.26       170.01       208.58       293.21
SNL $250M-$500M Bank Asset Size Index      100.00       107.90       145.61       189.07       327.00       292.84

RETIREMENT PLAN

The Bank maintains a non-contributory, tax-qualified defined benefit pension plan (the "Retirement Plan") for eligible employees. All salaried employees at least age 21 who have completed at least six months of service are eligible to participate in the Retirement Plan. The Retirement Plan provides for a benefit for each participant, including the Named Executive Officers, in an amount equal to 1.50% of the participant's average annual earnings multiplied by creditable service (up to 35 years) plus 1.00% of the participant's average annual earnings multiplied by creditable service (in excess of 35 years) minus .49% of the participant's final average compensation multiplied by creditable service (up to 35 years).

The following table approximates the annual retirement benefits based on average annual earnings for the highest five consecutive years at various levels of compensation and years of service under the Retirement Plan.

Annual
Average               20 Years          25 Years          30 Years         35 Years          40 Years
Compensation          Service           Service           Service          Service           Service
-----------------------------------------------------------------------------------------------------
 50,000               $ 11,949          $ 14,937          $ 17,924         $ 20,912          $ 23,412
 75,000               $ 19,449          $ 24,312          $ 29,174         $ 34,037          $ 37,787
100,000               $ 26,949          $ 33,687          $ 40,424         $ 47,162          $ 52,162
125,000               $ 34,449          $ 43,062          $ 51,674         $ 60,287          $ 66,537
150,000               $ 41,949          $ 52,437          $ 62,924         $ 73,412          $ 80,912
175,000               $ 44,949          $ 56,187          $ 67,424         $ 78,662          $ 86,662
200,000               $ 44,949          $ 56,187          $ 67,424         $ 78,662          $ 86,662
225,000.              $ 44,949          $ 56,187          $ 67,424         $ 78,662          $ 86,662
250,000               $ 44,949          $ 56,187          $ 67,424         $ 78,662          $ 86,662
275,000               $ 44,949          $ 56,187          $ 67,424         $ 78,662          $ 86,662


The following table sets forth the years of credited service and the average annual basic earnings (as defined above) determined as of September 30, 1998 for each of the Named Executive Officers.

                                      Years of
                                  Credited Service            Average
                                 Years        Months       Annual Earnings
--------------------------------------------------------------------------
Thomas J. Tobin                    13           2            $199,986
Christopher Becker                 10           7             122,456
Anthony Leone                      10           7              82,380

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain directors and executive officers and related parties, including their immediate families and companies in which they are principal owners, were loan customers of the Bank during 1998. Such loans are made in the ordinary course of business at normal credit terms, including interest rate and security, and do not represent more than a normal risk of collection. The Bank as of December 31, 1998 classified no such loan as a non-accrual, past due, restructured or potential problem loan.

Outside of normal customer relationships, none of the directors of the Company or their associates currently maintains or has maintained within the past 12 months any significant business relationships or had any related party transaction with the Company or the Bank other than such as arises by virtue of their position or ownership interest in the Company or other than such as arises by virtue of their position with the Bank.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Under the securities laws of the United States, the Company's directors, its executive and certain other officers, and any persons holding more than ten percent of the Company's Common Stock are required to report their ownership of the Company's Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during 1998. During 1998, all of these filing requirements were satisfied. In making these statements, the Company has relied solely on the written representations of the incumbent directors and officers and copies of the reports which they have filed with the Commission.

ITEM 2: - PROPOSAL TO INCREASE AUTHORIZED SHARES OF COMMON STOCK AND TO DECREASE PAR VALUE OF COMMON STOCK

At the Meeting, Company stockholders will be requested to approve the proposed Amendment to increase the number of authorized shares of Common Stock from 6,500,000 with a par value of $5.00 per share to 20,000,000 with a par value of $0.01 per share.

The  Company's  Board of  Directors  has approved  the  Amendment.  The proposed
Amendment,   if  approved,  will  change  Article  "4"  of  the  Certificate  of
Incorporation to read as follows:

        "4. Number of Shares The aggregate number of shares which the Corporation shall have authority to issue is Twenty Million (20,000,000) shares, all of which shall be common shares of the par value of One Cent ($0.01) each."

        A.         INCREASE IN NUMBER OF SHARES

The requested increase in shares of Company Common Stock is designed to provide the Company with added flexibility in pursuing its long range business objectives. As of December 31, 1998, 4,234,797 shares of Company Common Stock were issued and outstanding, 432,000 shares of Company Common Stock were reserved for issuance under the 1996 Equity Incentive Plan and 97,200 shares were held as treasury stock. Accordingly, as of December 31, 1998, the Company had available for use in future business opportunities and otherwise only 1,736,003 shares of Company Common Stock. The Company's Board of Directors believes that it is in the best interest of the Company that additional shares be made available for future business opportunities and for other purposes.

The Company has no present plans, understandings or arrangements for the issuance of any additional shares of Common Stock. If the proposed Amendment is approved, the additional shares may be issued on such terms and at such times as the Company's Board of Directors may determine, without future stockholder action except where otherwise required by law.

The authorization of additional shares of Common Stock will not, by itself, have any effect on the rights of holders of existing Common Stock. Holders of the Company's Common Stock will not have preemptive rights with respect to any new Common Stock. The issuance of further Common Stock would increase the number of shares of Common Stock outstanding, thereby diluting percentage ownership of existing shareholders, as well as possibly diluting book value per share and/or earnings per share.

The purpose of this increase is to maximize the Company's ability to expand its capital. Although the Company has no agreements, commitments or plans at this time for the sale or other use of additional shares of Common Stock, the Board of Directors believes that the proposed authorization of additional Common Stock will provide the Company with increased flexibility in generating additional capital, achieving future business opportunities such as acquisitions and for other purposes such as stock splits, the payment of stock dividends and other distributions in shares of stock meeting its corporate needs. If the issuance of shares of Common Stock is deemed advisable, having the authority to issue additional shares would avoid the time delay and expense of a special shareholders' meeting to authorize the issuance of stock. No further action or authorization by the Company's shareholders would be necessary prior to the issuance of such stock, except as may be required for a particular transaction by applicable law or regulation.

The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. When in the judgment of the Board of Directors such action would be in the best interests of the shareholders and the Company, the issuance of shares could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company, for example, by the sale of Common Stock to purchasers favorable to the Board of Directors. The issuance of new shares could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interests of the shareholders and the Company.

        B.         DECREASE IN PAR VALUE

Simultaneously with the requested increase in the number of authorized shares, it is proposed to decrease the par value of the Company's Common Stock from a par value of Five Dollars ($5.00) per share to a par value of One Cent ($0.01) per share. Such reduction in par value will have the effect of permitting the Company to decrease its stated capital, based on shares outstanding as of December 31, 1998, from $21,659,985 to $43,320. Capital surplus would be concomitantly increased by approximately $21,616,665 and thereby provide the Company with the added flexibility of allowing payments of dividends from surplus if deemed advisable or necessary by the Board of Directors. It should be realized, however, that as a practical matter the Company would only have the ability to pay out a moderate proportion of the aggregate increase in capital surplus as dividends since there are important regulatory restrictions on the payment of dividends. See, page 21 of Annual Report.

In the event that Item 2 is approved, certificates representing shares of the Company's Common Stock $5.00 par value issued prior to the effective date of filing of the amendment to the Company's certificate implementing the amendment will be changed to represent the same number of the shares of the Company's Common Stock $0.01 par value as they did prior to such time.

EXISTING CERTIFICATES WILL CONTINUE TO REPRESENT THE NUMBER OF SHARES EVIDENCED THEREBY BUT OF THE PAR VALUE OF $0.01. EXISTING CERTIFICATES WILL NOT BE EXCHANGED FOR NEW CERTIFICATES. PLEASE DO NOT RETURN ANY CERTIFICATES TO THE COMPANY.

Except with respect to added dividend flexibility, the decrease in the par value of the Common Stock should have no effect on the Company's shareholders.

        C.         APPROVAL REQUIRED

The approval by the affirmative votes of the holders of a majority of the shares present, or represented, and entitled to vote is required to adopt the Amendment. The Company's Board of Directors recommends that stockholders vote FOR the proposal to amend the Certificate of Incorporation to increase the number of authorized shares of Company Common Stock, and to decrease the par value of same.

ITEM 3:  - OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors does not intend to present to the meeting any other business not provided for in the notice of meeting, and it has not been informed of any business intended to be presented by others. Should any other matters, however, properly come before the meeting, the persons named in the enclosed Proxy will take action and vote proxies in accordance with their judgment on such matters.

Action may be taken on the business to be transacted at the meeting on the date specified in the notice of meeting or on any date or dates to which such meeting may be adjourned.


STOCKHOLDER PROPOSALS

If stockholders' proposals are to be considered for inclusion in the Company's Proxy Statement for the annual meeting of the Company's stockholders to be held in April, 1999, such proposals must be submitted on a timely basis and the proposals and proponents thereof otherwise must meet the requirements established by the Securities and Exchange Commission for stockholders' proposals. Proposals for the annual meeting of Stockholders to be held in 2000 must be received by the Company at its principal executive office no later than November 17, 1999. Any such proposals, together with supporting statements, should be directed to the Secretary of the Company.

INDEPENDENT ACCOUNTANTS

Arthur Andersen LLP, Certified Public Accountants, were the independent auditors of the Company for the year ended December 31, 1998, and have been selected to serve as auditors for 1999. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions from stockholders.

Whether you intend to be present at this meeting or not, you are urged to return your signed proxy promptly.

Your continued interest in and support of the Company is sincerely appreciated.

By Order of the Board of Directors



Raymond Wesnofske
Chairman

Bridgehampton, New York
March 16, 1999

                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              BRIDGE BANCORP, INC.
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 19, 1999

The undersigned hereby appoints Michelle Dosch, Kim Romano and Maureen P. Mougios as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below all the shares of common stock of Bridge Bancorp, Inc. held of record by the undersigned on March 1, 1999 at the Annual Meeting of Shareholders to be held April 19, 1999 or any adjournments thereof.

1.   ELECTION OF DIRECTORS

   FOR all nominees listed below [ ]              WITHHOLD AUTHORITY to vote [ ]

  (Except as Marked to the Contrary Below)         For all Nominees Listed Below

R.TIMOTHY MARAN     WALTER A. PREISCHE, JR.    L.H. STRICKLAND   THOMAS J. TOBIN

(INSTRUCTION: To withhold authority to vote for any individual strike a line through that nominee's name in the list above).

2. PROPOSAL TO APPROVE THE AMENDMENT OF THE CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK, $5.00 PAR VALUE ("COMMON STOCK"), FROM 6,500,000 WITH PAR VALUE OF $5.00 PER SHARE TO 20,000,000 WITH A PAR VALUE OF $0.01 PER SHARE.

     [ ]     FOR        [ ]     AGAINST                          [ ]     ABSTAIN

3.   OTHER BUSINESS

     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2.

Please sign exactly as name appears on the stock certificate. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation names by President or other authorized officer. If a partnership, please sign in partnership names by authorized person.

Dated:_________________ , 1999          ---------------------------------------
                                        Signature


                                        ----------------------------------------
                                        Signature If Held Jointly

PLEASE  MARK,  SIGN,  DATE AND  RETURN  THE PROXY  PROMPTLY  USING THE  ENCLOSED
ENVELOPE.